Exhibit 2.1

EXECUTION VERSION

TERMINATION AND SETTLEMENT AGREEMENT

TERMINATION AND SETTLEMENT AGREEMENT, dated as of June 19, 2013 (this “Agreement”), among Ebix, Inc., a Delaware corporation (the “Company”), Mr. Robin Raina and The Robin Raina Foundation, Inc. a 501(c)(3) tax exempt foundation organized under the laws of the state of Georgia, (collectively, the “Raina Investors”), the Rennes Fondation, a foundation organized under the laws of the Principality of Liechtenstein (the “Rennes Fondation”), Exchange Parent Corp., a Delaware corporation (“Parent”), Exchange Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“MergerSub”), and Broad Street Principal Investments, L.L.C., a Delaware limited liability company (“Broad Street,” and together with Parent and MergerSub, the “GS Parties”).

RECITALS

WHEREAS, Parent, MergerSub and the Company entered into an Agreement and Plan of Merger, dated as of May 1, 2013 (the “Merger Agreement”), pursuant to which MergerSub was to be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, concurrently with the execution of the Merger Agreement, (i) Broad Street entered into a limited guaranty in favor of the Company, (ii) Broad Street entered into an equity commitment letter with Parent, (iii) the Raina Investors entered into an investment letter agreement with Parent, (iv) the Rennes Fondation entered into a rollover agreement with Parent, (v) each of the Raina Investors and the Rennes Fondation entered into separate voting agreements with Parent and (vi) Mr. Robin Raina entered into an employment agreement with Parent (the agreements listed in clauses (i) through (vi), the “Ancillary Agreements”);

WHEREAS, the Company, on the one hand, and the GS Parties, on the other hand, have agreed that the Merger Agreement is to be terminated and the Merger abandoned pursuant to Section 10.01(a) of the Merger Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”), acting upon the unanimous recommendation of the Special Committee, has determined that it is advisable and in the best interest of the Company and its stockholders to enter into this Agreement and approved the execution, delivery and performance by the Company of this Agreement and the matters contemplated hereby; and

WHEREAS, each of the GS Parties have approved this Agreement and the matters contemplated hereby.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement.

ARTICLE 2

TERMINATION

Section 2.01. Termination of Merger Agreement. The parties hereto agree that effective upon execution and delivery of this Agreement, pursuant to Section 10.01(a) of the Merger Agreement, the Merger Agreement is hereby terminated in its entirety, is null and void and there shall be no liability or obligation on the part of the Company, the GS Parties or their respective Subsidiaries or Affiliates under the Merger Agreement, including, without limitation those provisions of the Merger Agreement which by their terms would otherwise survive termination of the Merger Agreement, except that the Confidentiality Agreement will survive the termination of the Merger Agreement and the execution and delivery of this Agreement by each of the parties hereto. The parties hereto acknowledge that by virtue of the termination of the Merger Agreement and without any further action by any Person, each of the Ancillary Agreements and the Debt Commitment Letters terminates in accordance with its terms as such a consequence without any further action being required on the part of any party hereto or thereto.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company. The Company hereby represents and warrants that (a) it has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of the GS Parties, the Raina Investors and the Rennes Fondation, is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and (c) no consent of any third party is required for the execution, delivery and performance of this Agreement by the Company.

Section 3.02. Representations and Warranties of the GS Parties. Each of the GS Parties hereby represents and warrants that: (a) it has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by such GS Party and, assuming this Agreement constitutes the valid and binding agreement of the Company, the Raina Investors and the Rennes Fondation, this Agreement is the valid and binding obligation of such GS Party, enforceable against such GS party in accordance with its terms and (c) no consent of any third party is required for the execution, delivery and performance of this Agreement by such GS Party.

Section 3.03. Representations and Warranties of the Raina Investors. Each of the Raina Investors hereby represents and warrants that: (a) such Raina Investor has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by such Raina Investor and, assuming this Agreement constitutes the valid and binding agreement of the Company, the GS Parties and the Rennes Fondation, this Agreement is the valid and binding obligation of such Raina Investor, enforceable against such Raina Investor in accordance with its terms and (c) no consent of any third party is required for the execution, delivery and performance of this Agreement by such Raina Investor.

Section 3.04. Representations and Warranties of the Rennes Fondation. The Rennes Fondation hereby represents and warrants that (a) it has all requisite power and authority to enter into this Agreement and to take the actions contemplated hereby, (b) this Agreement has been duly authorized, executed and delivered by the Rennes Fondation and, assuming this Agreement constitutes the valid and binding agreement of the Company, the GS Parties and the Raina Investors, is the valid and binding obligation of the Rennes Fondation, enforceable against the Rennes Fondation in accordance with its terms and (c) no consent of any third party is required for the execution, delivery and performance of this Agreement by the Rennes Fondation.

ARTICLE 4

RELEASES AND COVENANT NOT TO SUE

Section 4.01. Company Release. Notwithstanding anything in the Merger Agreement or any Ancillary Agreement that may be deemed to the contrary, including, but not limited to, Section 10.02 of the Merger Agreement, effective upon execution and delivery of this Agreement, the Company, on behalf of itself and any Person claiming (now or in the future) through or on its behalf, including its parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (collectively, the “Company Releasing Parties”), hereby fully, completely, finally and forever releases and discharges the GS Parties and their parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents (including debt and equity financing sources) of any of them (collectively, the “GS Released Persons”), from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses and charges of whatever nature, known or unknown (including Unknown Claims, as defined below), without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating in any way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement, or the Parent Termination Fee set forth in Section 11.04(c) of the Merger Agreement and including any acts, omissions, negotiations, disclosure or communications related to the Merger, the Merger Agreement or the Ancillary Agreements or the transactions contemplated thereby (the “Company Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the Confidentiality Agreement or to prevent any party from enforcing their rights under this Agreement or the Confidentiality Agreement.

Section 4.02. GS Parties Releases. Notwithstanding anything in the Merger Agreement or any Ancillary Agreement that may be deemed to the contrary, including, but not limited to, Section 10.02 of the Merger Agreement, effective upon execution and delivery of this Agreement, the GS Parties, on behalf of themselves and any Person claiming (now or in the future) through or on their behalf, including their respective parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents (including debt and equity financing sources) of any of them (collectively, the “GS Releasing Parties”), hereby fully, completely, finally and forever release and discharge (x) the Company and its subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (collectively, the “Company Released Persons”), (y) the Raina Investors and their parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (collectively, the “Raina Released Persons”) and (z) the Rennes Fondation and its parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (collectively, the “Rennes Released Persons,” and together with the GS Released Persons, the Company Released Persons and the Raina Released Persons, the “Released Persons”), from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses and charges of whatever nature, known or unknown (including Unknown Claims), without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating in any way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement, payment of the Company Termination Fee as set forth in Section 11.04(b) of the Merger Agreement or reimbursement of any of the Reimbursable Expenses of Parent or any of its Affiliates as set forth in Section 11.04(e) of the Merger Agreement and including any acts, omissions, negotiations, disclosure or communications related to the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby (the “GS Parties Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the Confidentiality Agreement or to prevent any party from enforcing their rights under this Agreement or the Confidentiality Agreement.

Section 4.03. Raina Investors Releases. Notwithstanding anything in the Merger Agreement or any Ancillary Agreement that may be deemed to the contrary, including, but not limited to, Section 10.02 of the Merger Agreement, effective upon execution and delivery of this Agreement, the Raina Investors, on behalf of themselves and any Person claiming (now or in the future) through or on their behalf, including their respective parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (“Raina Releasing Parties”), hereby fully, completely, finally and forever release and discharge the GS Released Persons from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses and charges of whatever nature, known or unknown (including Unknown Claims), without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating in any way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement and including any acts, omissions, negotiations, disclosure or communications related to the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby (the “Raina Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the Confidentiality Agreement or to prevent any party from enforcing their rights under this Agreement or the Confidentiality Agreement.

Section 4.04. Rennes Fondation Releases. Notwithstanding anything in the Merger Agreement or any Ancillary Agreement that may be deemed to the contrary, including, but not limited to, Section 10.02 of the Merger Agreement, effective upon execution and delivery of this Agreement, the Rennes Fondation, on behalf of itself and any Person claiming (now or in the future) through or on its behalf, including its respective parents, subsidiaries and Affiliates and their respective past and present officers, directors, managing directors, partners, members and employees, as well as the heirs, executors, administrators, predecessors, successors and assigns, parents, subsidiaries, divisions, Affiliates and attorneys, accountants, investment bankers, financial or investments advisors, commercial bankers, insurers and co-insurers, and other advisors and agents of any of them (“Rennes Releasing Parties”), hereby fully, completely, finally and forever releases and discharges the GS Released Persons from any and all claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses and charges of whatever nature, known or unknown (including Unknown Claims), without regard to the subsequent discovery or existence of different or additional facts, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, at law or in equity, arising out of, or relating in any way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, including any claim relating to the termination of the Merger Agreement and including any acts, omissions, negotiations, disclosure or communications related to the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby (the “Rennes Released Claims” and together with the Company Released Claims, the GS Parties Released Claims and the Raina Released Claims, the “Released Claims”); provided that, for the avoidance of doubt, nothing contained herein shall be deemed to release any party hereto from its obligations under this Agreement or the Confidentiality Agreement or to prevent any party from enforcing their rights under this Agreement or the Confidentiality Agreement.

Section 4.05. Scope of Release and Discharge. The Released Claims include any claim that any Released Person does not know or suspect exists in his, her or its favor at the time of the release, including without limitation any claim that, if known, might have affected the decision to enter into this Agreement (collectively, “Unknown Claims”). The parties hereto acknowledge and agree that they may be unaware of or may discover facts in addition to or different from those which they now know or believe to be true related to or concerning the Released Claims. The parties hereto know that such presently unknown or unappreciated facts could materially affect the claims or defenses of a party or parties hereto. It is nonetheless the intent of the parties hereto to give a full and complete release and discharge of the Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future. The parties hereto acknowledge that the foregoing waivers were separately bargained for and are key elements of this Agreement of which the releases and waivers are a part. To that end, with respect to the Released Claims only, the parties hereto expressly waive and relinquish any and all provisions, rights and benefits conferred by any law of the United States or of any state or territory of the United States or of any other relevant jurisdiction, or principle of common law, which is similar, comparable or equivalent to §1542 of the California Civil Code. With respect to the Released Claims only, the parties hereto expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of §1542 of the California Civil Code (or any similar, comparable or equivalent provision), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Section 4.06. Covenant Not to Sue. Each of (a) the Company, on behalf of itself and the Company Releasing Parties, the Raina Investors, on behalf of themselves and the Raina Releasing Parties, and the Rennes Fondation, on behalf of itself and the Rennes Releasing Parties, on the one hand, and (b) the GS Parties, on behalf of themselves and the GS Releasing Parties, on the other hand, covenants, not to, directly or indirectly, in respect of the other party(ies), encourage, solicit or voluntarily assist or participate in any way in the filing, reporting, prosecution or bringing of any suit, arbitration, mediation or claim (including a third party or derivate claim) with respect to any Released Claim before any court, arbitrator, or other tribunal in any jurisdiction, whether as a claim, a cross-claim, or counterclaim. Any Released Person may plead this Agreement as a complete bar to any Released Claim brought by the applicable party(ies) in derogation of this covenant not to sue.

Section 4.07. Accord and Satisfaction. This Agreement and the releases reflected herein shall be effective as a full and final accord and satisfaction and release of all of the Released Claims.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Publicity. Immediately following the execution and delivery of this Agreement, (i) the Company shall issue a press release announcing the execution of this Agreement in the form of Exhibit A to this Agreement and (ii) the GS Parties shall file an amendment to the Schedule 13D filed by the GS Parties on May 10, 2013 in substantially the form of Exhibit B. Other than as a party may determine (based on advice of counsel) is necessary or appropriate (w) to respond to any legal or regulatory process or proceeding, (x) to respond to, or participate in discussions with, any of its supervising regulators, (y) to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding, or (z) in deliberations of the Company Board, no party to this Agreement shall make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that, with respect to the relationship between the parties to this Agreement or otherwise relating in way to any of the Merger, the Merger Agreement or the Ancillary Agreements, or the transactions contemplated thereby, are inconsistent with, or otherwise contrary to, the statements in the press release or the amendment to Schedule 13D issued pursuant to this Section 5.01.

Section 5.02. Non-Disparagement. Other than as a party may determine (based on advice of counsel) is necessary or appropriate (w) to respond to any legal or regulatory process or proceeding, (x) to respond to, or participate in discussions with, any of its supervising regulators, (y) to give appropriate testimony or file any necessary documents in any legal or regulatory proceeding, or (z) in deliberations of the Company Board, no party to this Agreement shall make any public statements or any private statements that disparage, denigrate or malign the other parties hereto or the Released Persons concerning the subject matter of this Agreement and the Merger Agreement or the business, practices of the other parties hereto, or otherwise.

Section 5.03. Admission. The Parties intend the Agreement as described herein to be a final and complete resolution of all disputes between them and to compromise claims and potential claims that are contested, and it shall not be deemed an admission by any Party as to the merits of any claim or defense.

Section 5.04. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.05. Governing Law. This Agreement shall be considered to have been negotiated, executed, delivered, and to be wholly performed, in the State of Delaware, and the rights and obligations of the parties shall be construed and enforced in accordance with, and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 5.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or any transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereto hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.08. Appointment of Representative. EACH PARTY HEREBY IRREVOCABLY DESIGNATES CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE “PROCESS AGENT”), WITH AN OFFICE AT 2711 CENTERVILLE ROAD, SUITE 400, WILMINGTON, DELAWARE AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 5.09. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING DESIGNATION IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

Section 5.09. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission, so long as a receipt of such facsimile transmission is requested and received) and shall be given, if to Parent or MergerSub, to:

Exchange Parent Corp. or Exchange Merger Corp.

c/o Broad Street Principal Investments, L.L.C.

200 West Street

New York, New York 10282

Attention: Sumit Rajpal

      David S. Thomas

Facsimile No.: (212) 357-5505

              (212) 226-5127

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: John D. Amorosi

            H. Oliver Smith

Facsimile No.: (212) 701-5800

if to Broad Street, to:

Broad Street Principal Investments, L.L.C.

200 West Street

New York, New York 10282

Attention: Sumit Rajpal

      David S. Thomas

Facsimile No.: (212) 357-5505

              (212) 226-5127

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: John D. Amorosi

      H. Oliver Smith

Facsimile No.: (212) 701-5800

if to the Company, to:

Ebix, Inc.

5 Concourse Parkway, Suite 3200

Atlanta, GA 30328

Attention: Pavan Bhalla

Facsimile No.: (678) 281-2019

with a copy to:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Suite 4200

Atlanta, Georgia 30309-3424

Attention: Justin R. Howard

      William S. Ortwein

Facsimile No.: (404) 253-8758

if to the Raina Investors, to:

Robin Raina or Robin Raina Foundation, Inc.

c/o Ebix, Inc.

5 Concourse Pkwy

Suite 3200

Atlanta, GA 30328

Attention: Robin Raina

Facsimile No.: 678-281-2039

with a copy to:

Sutherland Asbill & Brennan LLP

999 Peachtree Street, NE

Suite 2300

Atlanta, GA 30309-3996

Attention: Joel J. Hughey, Esq.

Facsimile No.: 404-853-8806

if to the Rennes Fondation, to:

Rennes Fondation

Rätikonstrasse 13

Postfach 125

FL 9490 Vaduz

Attention: Mr. Renzo Zanolari

Facsimile No.: +423 237 10 01

with a copy to:

Streichenberg Attorneys at Law

Stockerstrasse 38

CH 8002 Zurich

Attention: Rolf Herter

Facsimile No.: +41 44 208 2526

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 5.10. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 5.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 5.12. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof; provided, however, that the confidentiality obligations of the parties set forth in the Confidentiality Agreement shall not be superseded and shall remain in full force and effect. Each party hereto acknowledges and agrees that each of the non-party Released Persons are express third party beneficiaries of the releases of such non-party Released Persons contained in Sections 4.01, 4.02, 4.03, 4.04 and 4.05 of this Agreement, the covenants not to sue contained in Section 4.06 of this Agreement, and the covenants contained in Sections 5.01 and 5.02 of this Agreement and are entitled to enforce rights under such sections to the same extent that such non-party Released Persons could enforce such rights if they were a party to this Agreement. Except as provided in the preceding sentence, there are no third party beneficiaries to this Agreement, and this Agreement is not otherwise intended to and shall not otherwise confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended or modified only by a written instrument signed on behalf of all Parties.

Section 5.13. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties hereto only and shall be given no substantive or interpretive effect whatsoever.

Section 5.14. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedule hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any Applicable Law. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no provision of this Agreement shall be construed against any party hereto based on its authorship of any of the provisions of this Agreement.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the first page of this Agreement.

EBIX, INC.

By:	/s/ Pavan Bhalla
Name: Pavan Bhalla
Title: Chairman of the Special Committee

/s/ Robin Raina
Name: Mr. Robin Raina

ROBIN RAINA FOUNDATION, INC.

By:	/s/ Robin Raina
Name: Robin Raina
Title: President

RENNES FONDATION

By:	/s/ Rolf Herter
Name: Rolf Herter
Title: Director

EXCHANGE PARENT CORP.

By:	/s/ Laurie Schmidt
Name: Laurie Schmidt
Title: Vice President

EXCHANGE MERGER CORP.

By:	/s/ Laurie Schmidt
Name: Laurie Schmidt
Title: Vice President

[Signature Page to Termination and Settlement Agreement]

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Laurie Schmidt
Name: Laurie Schmidt
Title: Vice President

[Signature Page to Termination and Settlement Agreement]